UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2012

SGS International, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-133825

Delaware	20-3939981
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

626 West Main Street

Suite 500

Louisville, Kentucky 40202

(Address of principal executive offices, including zip code)

(502) 637-5443

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

SGS International, Inc. (the “Company”) is a direct wholly-owned subsidiary of Southern Graphics Inc. (“Southern Graphics”). On September 4, 2012, the Company announced that Onex Corporation (“Onex”) had agreed to acquire the Company, which will be effected through the merger of an Onex subsidiary with and into Southern Graphics, with Southern Graphics continuing as the surviving corporation and as a subsidiary of Onex (the “Acquisition”). On September 2, 2012, a majority of the stockholders of Southern Graphics entitled to vote thereon approved the Acquisition and the related merger agreement (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, Onex will acquire Southern Graphics for $813 million, subject to certain adjustments in accordance with the Acquisition Agreement. Consummation of the Acquisition is subject to various closing conditions, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Acquisition is anticipated to close in the fourth quarter of 2012, subject to customary regulatory approvals.

In addition, pursuant to the Acquisition Agreement, Southern Graphics may cause the Company to commence a tender offer to purchase for cash all of the outstanding 12% Senior Subordinated Notes due 2013 issued by the Company (the “Notes”) accompanied by a solicitation for consents requesting the holders of such Notes to amend the indenture governing the Notes to remove substantially all of the negative covenants and events of default therein that can be removed by a vote of a simple majority of the holders of Notes.

A copy of the press release announcing the Acquisition is furnished hereto as Exhibit 99.1.

Certain statements in this current report, including, without limitation, statements as to prospective performance and opportunities, regulatory approvals, the ability to complete the transaction considering the various closing conditions, the potential tender offer and consent solicitation or future business plans, the Company’s or management’s beliefs, expectations or opinions, and all other statements in this current report, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2011, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, issued by the Company, dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

	By:	/s/ Benjamin F. Harmon, IV
Date: September 6, 2012		Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX 99.1	Press Release, issued by the Company, dated September 4, 2012.